[McGladrey & Pullen, LLP - Letterhead]




                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference of our reports dated December 13, 1996 on the financial statements of The Tocqueville Fund, The Tocqueville Asia-Pacific Fund, The Tocqueville International Value Fund (formerly The Tocqueville Europe Fund), The Tocqueville Small Cap Value Fund and The Tocqueville Government Fund series of The Tocqueville Trust, referred to therein in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in Form N-14 under the caption "Miscellaneous."



                                                   /s/ McGladrey & Pullen, LLP
                                                   ---------------------------
                                                   McGladrey & Pullen, LLP

New York, New York
April 10, 1997